UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________________________________________________

Date of Report (Date of earliest event reported): June 27, 2023
BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    300 Boston Scientific Way, Marlborough, Massachusetts                 01752-1234
    (Address of principal executive offices)                           (Zip Code)

(508) 683-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
5.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	BSX PR A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2023 the Board of Directors (the “Board”) of Boston Scientific Corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, increased the number of directors comprising the Board from ten to eleven, and appointed each of Jessica L. Mega, MD, MPH and Susan E. Morano to be a director of the Company, to hold office until the next annual meeting of stockholders, in each case, effective June 27, 2023. The Board further appointed Dr. Mega to serve as a member of the Executive Compensation and Human Resources Committee and the Risk Committee of the Board, and Ms. Morano to serve as a member of the Audit Committee and the Nominating and Governance Committee of the Board.

Under the Company’s non-employee director compensation program (the “Program”), each of Dr. Mega and Ms. Morano will receive standard non-employee director compensation, prorated for the time period from the effective date of their appointment to the date of the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), which includes (i) a cash retainer of approximately $97,715 (representing the prorated amount of the Program’s annual cash retainer of $115,000, which can be received in cash or an equity alternative) and (ii) an equity award valued at approximately $174,188 (representing the prorated amount of the Program’s annual grant of equity having a value of $205,000) vesting at the end of their terms. The actual number of shares to be granted to each of Dr. Mega and Ms. Morano will be determined on the date of grant, July 3, 2023, which is the first business day of the month following the month in which they were appointed.

In connection with their appointment to the Board, the Company intends to enter into indemnification agreements with each of Dr. Mega and Ms. Morano in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the Securities and Exchange Commission.

Neither of Dr. Mega nor Ms. Morano have any arrangement or understanding with any other person pursuant to which they were appointed as a director. Neither of Dr. Mega nor Ms. Morano have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 27, 2023, the Company issued a press release (the “Press Release”) announcing the appointment of Dr. Mega and Ms. Morano to the Board. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Press Release issued by Boston Scientific Corporation, dated June 27, 2023.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 27, 2023	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Susan Thompson
Susan Thompson
Vice President, Chief Corporate Counsel, and Assistant Secretary